Exhibit 10.1
FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

WHEREAS, Rexnord Corporation (the “Company”) and Todd A. Adams (“Executive”) entered into an Employment Agreement dated November 9, 2012 (the “Agreement”); and

WHEREAS, pursuant to its terms, the Agreement will be automatically extended for a one-year term unless, at least 90 days prior to November 9, 2015, the Company or the Executive provides notice to terminate the Agreement; and

WHEREAS, the Company and Executive desire to extend the term of the Agreement for an additional three years and may amend the Agreement to do so under Section 18 thereof;

NOW THEREFORE, the Company and Executive agree as follows:

1.	The first sentence of Section 2, Term of Agreement, shall be replaced with the following:

“The Agreement is effective on the Effective Date and the initial term shall end on November 9, 2018 (“Initial Term”).”

2.	All other terms of the Agreement are unchanged and shall remain in effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on August 6, 2015.

Rexnord Corporation

By:	/s/ George J. Powers
Name:	George J. Powers
Title:	Chief Human Resources Officer

Executive

/s/ Todd A. Adams
Todd A. Adams